EXHIBIT 10.4

Execution Version

COVENANT NOT TO SUE AND RELEASE

This COVENANT NOT TO SUE AND RELEASE (“Agreement”), effective as of November 1, 2021 (“Effective Date”), is by and between Dell Technologies Inc., a Delaware corporation having an office at 176 South Street, Hopkinton, MA 01748-9103 (“Dell”) and VMware, Inc., a Delaware corporation having an office at 3401 Hillview Avenue, Palo Alto, CA 94304 (“VMware”). Dell and VMware are hereinafter referred to together as the “Parties” and individually as a “Party”.

WHEREAS, Dell is currently the indirect owner of a majority of the issued and outstanding common stock of VMware;

WHEREAS, the Parties have entered into that certain Separation and Distribution Agreement, dated as of April 14, 2021 (the “SDA”), pursuant to which the Parties will consummate a series of transactions to effectuate the separation of Dell and VMware on the Effective Date (the “Separation”);

WHEREAS, in connection with the Separation, the Parties are simultaneously entering into a Commercial Framework Agreement, dated as of the date hereof (the “Commercial Framework Agreement”); and

WHEREAS, in connection with the Separation and the Commercial Framework Agreement, the Parties desire to grant certain rights and perform certain obligations described below with respect to certain of their patents. Capitalized terms used herein have the meaning set forth in Article V.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby covenant and agree as follows:

ARTICLE I

PATENT COVENANTS/RELEASES

Section 1.1 Dell Covenant. Dell, on behalf of itself and its current and future Controlled Affiliates (collectively, the “Dell Parties”), hereby covenants and agrees that none of the Dell Parties shall, at any time during the Term, bring, assert, pursue, maintain, or provide funding or advice in support of, any Action (or join as a party to any such Action to support any of the allegations in clauses (a)-(c) below) anywhere in the world against: (a) VMware or its current and future Controlled Affiliates (collectively, the “VMware Parties”), alleging that the making, having made, use, offer for sale, importation or sale of any of the VMware Parties’ Captured Products by the VMware Parties infringes, or induces or contributes to the infringement of, the Dell Patents; (b) current or future (both direct and indirect) customers of the VMware Parties (collectively, “VMware Customers”), alleging that the use of the VMware Parties’ Captured Products by the VMware Customers infringes, or induces or contributes to the infringement of, the Dell Patents; or (c) current or future channel partners, resellers, authorized VMware Customers, and other distributors of the VMware Parties’ Captured Products (collectively, “VMware Distributors”), alleging that such VMware Distributors’ distribution, use, offer for sale, importation or sale of the VMware Parties’ Captured Products, made pursuant to agreements between such VMware Distributors and the VMware Parties, infringes, or induces or contributes to the infringement of, the Dell Patents, whether such Captured Products are distributed, used, offered for sale, imported, or sold on a standalone basis or as part of a bundled, combination, or integrated solution or product suite.

Section 1.2 VMware Covenant. VMware, on behalf of the VMware Parties, hereby covenants and agrees that none of the VMware Parties shall, at any time during the Term, bring, assert, pursue, maintain, or provide funding or advice in support of, any Action (or join as a party to any such Action to support any of the allegations in clauses (a)-(c) below) anywhere in the world against: (a) any of the Dell Parties, alleging that the making, having made, use, offer for sale, importation or sale of any of the Dell Parties’ Captured Products by the Dell Parties infringes, or induces or contributes to the infringement of, the VMware Patents; (b) current or future (both direct and indirect) customers of the Dell Parties (collectively, “Dell Customers”), alleging that the use by the Dell Customers infringes, or induces or contributes to the infringement of, the VMware Patents; or (c) current or future channel partners, resellers, authorized Dell Customers, and other distributors of the Dell Parties’ Captured Products (collectively, “Dell Distributors”), alleging that such Dell Distributors’ distribution, use, offer for sale, importation or sale of the Dell Parties’ Captured Products, made pursuant to agreements between such Dell Distributors and the Dell Parties, infringes, or induces or contributes to the infringement of, the VMware Patents, whether such Captured Products are distributed, used, offered for sale, imported, or sold on a standalone basis or as part of a bundled, combination, or integrated solution or product suite.

Section 1.3 Additional Provisions on Patent Covenants.

(a) No Laundering. The covenants set forth in Section 1.1 and Section 1.2 are intended to cover only Captured Products and are not intended to cover patent laundering activities of Third Parties, i.e., any products that otherwise meet the definition of Captured Products are not covered by Section 1.1 or Section 1.2, as applicable, to the extent such products are manufactured by a Party on behalf of a Third Party, for resale to such Third Party, from designs licensed or received, in whole or in part, from such Third Party.

(b) Third Party Components. The Dell Parties’ covenants in Section 1.1 and the VMware Parties’ covenants in Section 1.2 cover the VMware Parties and the Dell Parties (and their respective Customers and Distributors, to the extent covered by such covenants), respectively, with respect to all Third Party products, services, systems, methods and components (including software) (collectively, “Third Party Components”) incorporated or embedded in any of VMware Parties’ or Dell Parties’ (as applicable) Captured Products, including the VMware Parties’ or Dell Parties’ acts of incorporating or embedding such Third Party Components into such Captured Products, whether infringement (or the inducement or contribution to the infringement) results from the Dell Parties’ or VMware Parties’ (or any of their respective Customers’ or Distributors’, as applicable) making, (subject to Section 1.3(a)) having made, use, offer for sale, importation or sale of the Third Party Component (i) itself as incorporated or embedded in any Captured Product, or (ii) as a combination with other portions of any Captured Product, when the Third Party Component is incorporated or embedded in the Captured Product.

(c) Third Party Reservations. Except to the extent consistent with the “have made” rights under Section 1.1 and Section 1.2, and without limiting the covenants under Section 1.1 and Section 1.2 with respect to Customers and Distributors, as applicable, with respect to Third Party Components, the Dell Parties and the VMware Parties reserve the right to bring an Action asserting infringement of the Dell Patents or VMware Patents, as applicable, against any Third Parties that make, have made, use, offer for sale, import or sell any (i) Third Party Components incorporated or embedded in any Captured Products or (ii) elements of any bundled, combination, or integrated solution or product suite that includes Captured Products (but not any Captured Products themselves).

Section 1.4 Releases.

(a) Pre-Separation. Dell, on behalf of the Dell Parties, hereby irrevocably releases, acquits and discharges: (i) the VMware Parties from any and all Actions, and any and all Losses resulting therefrom, that any Existing Products made, having been made, used, offered for sale, imported or sold by the VMware Parties at any time prior to the Effective Date infringed, induced or contributed to the infringement of, any of the Dell Patents; (ii) past and current VMware Customers from any and all Actions, and any and all Losses resulting therefrom, that any Existing Products used by such VMware Customers at any time prior to the Effective Date infringed, induced or contributed to the infringement of, any of the Dell Patents; and (iii) past and current VMware Distributors from any and all Actions, and any and all Losses resulting therefrom, that any Existing Products distributed, used, offered for sale, imported or sold by such VMware Distributors at any time prior to the Effective Date infringed, induced or contributed to the infringement of, any of the Dell Patents. VMware, on behalf of the VMware Parties, hereby irrevocably releases, acquits and discharges: (a) the Dell Parties from any and all Actions, and any and all Losses resulting therefrom, that any Existing Products made, having been made, used, offered for sale, imported or sold by the Dell Parties at any time prior to the Effective Date infringed, induced or contributed to the infringement of, any of the VMware Patents; (b) past and current Dell Customers from any and all Actions, and any and all Losses resulting therefrom, that any Existing Products used by such Dell Customers at any time prior to the Effective Date infringed, induced or contributed to the infringement of, any of the VMware Patents; and (c) past and current Dell Distributors from any and all Actions, and any and all Losses resulting therefrom, that any Existing Products distributed, used, offered for sale, imported or sold by such Dell Distributors at any time prior to the Effective Date infringed, induced or contributed to the infringement of, any of the VMware Patents. Each Party agrees that the above releases exhaust its and its current and future Controlled Affiliates’ released rights against the other Party’s, and its current and future Controlled Affiliates’, Distributors and Customers.

(b) During the Term. After expiration or termination of this Agreement, either Party or its current and future Controlled Affiliates may bring an Action for patent infringement against the other Party, its current and future Controlled Affiliates, and its and their Distributors and Customers, as applicable, except with respect to the activities that have been released under this Agreement. Effective immediately upon the making, having made, use, offer for sale, importation or sale of Captured Products under the covenants in Section 1.1 or Section 1.2, each Party, on behalf of itself and its current and future Controlled Affiliates, hereby irrevocably releases, acquits and discharges the other Party, its current and future Controlled Affiliates, and its and their Distributors and Customers, as applicable, from any and all Actions, and any and all Losses resulting therefrom, for any acts that occurred during the Term that were covered by the covenants in Section 1.1 or Section 1.2. Each Party agrees that the above releases exhaust its and its current and future Controlled Affiliates’ released rights against the other Party’s, and its current and future Controlled Affiliates’, Distributors and Customers. Further, each Party, on behalf of itself and its current and future Controlled Affiliates, hereby irrevocably waives the right to seek damages from the other Party or its current or future Controlled Affiliates and their Customers or Distributors for infringement of, in the case of the Dell Parties, the Dell Patents and, in the case of the VMware Parties, the VMware Patents, which infringement occurred during the Term, solely to the extent such infringement was covered by the covenants set forth in Section 1.1 or Section 1.2, as applicable.

(c) California Disclaimer. Each Party, on behalf of itself and its current and future Controlled Affiliates, having specific intent to release all potential claims and allegations described in this Section 1.4, whether known or unknown, hereby acknowledges and expressly and irrevocably waives the provisions of Section 1542 of the California Civil Code (and similar provisions in other jurisdictions), which provides: A

GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. Each Party, on behalf of itself and its current and future Controlled Affiliates, understands and agrees that Section 1542 (and similar provisions in other jurisdictions), if applicable herein, gives such Party (on behalf of itself and its current and future Controlled Affiliates) the right not to release existing claims of which it is not now aware and does not suspect to exist, unless it voluntarily chooses to waive such right. Even though such Party is aware of such right, such Party, on behalf of itself and its current and future Controlled Affiliates, nevertheless hereby voluntarily waives the right described in Section 1542 (and similar provisions in other jurisdictions) for any and all Actions, and any and all Losses resulting therefrom, that are covered by the releases set forth in this Section 1.4, and expressly waives any rights under any other statutes or common law principles of similar effect. If, contrary to the specific intent of a Party, any Actions, or any Losses resulting therefrom, released under this Section 1.4 are deemed to exist or survive despite the releases provided in this Section 1.4, each Party, on behalf of itself and its current and future Controlled Affiliates, hereby forever expressly and irrevocably waives entitlement to any and all such Actions, and any and all Losses resulting therefrom, and it is expressly agreed that the provisions of Section 1542 (and similar provisions in other jurisdictions) do not apply.

Section 1.5 No Implied Licenses. Nothing contained in this Agreement shall be construed as conferring any (a) license to the other Party, including license rights by implication, estoppel or otherwise, to the Dell Patents or VMware Patents, or (b) licenses, covenants or other rights under any intellectual property rights other than the Dell Patents or VMware Patents expressly granted in this Agreement. Neither Party is required under this Agreement to furnish or disclose to the other Party any know-how, technical or other information.

Section 1.6 Infringement Suits. Neither Party shall have any obligation hereunder to maintain or to assert or enforce against any other Person any of the Dell Patents or VMware Patents, as applicable.

ARTICLE II

TERM AND TERMINATION

Section 2.1 Term. The term of this Agreement commences on the Effective Date and shall remain in full force and effect until the later of (a) three years from the Effective Date and (b) the expiration or termination of the Commercial Framework Agreement (the “Term”), unless the Parties agree in writing, in their sole discretion, to an earlier termination of this Agreement.

Section 2.2 No Termination for Breach; Specific Performance. Without limiting a Party’s other rights and remedies hereunder, neither Party has the right to terminate this Agreement due to a breach of this Agreement by the other Party, and a Party’s sole remedy for breach by the other Party of this Agreement is enforcement of its rights hereunder.

Section 2.3 Patent Challenge. During the Term, if a Party (or any of its current or future Controlled Affiliates) directly or indirectly initiates a challenge in writing (including by bringing any Action or joining as a party to an Action to support such a challenge) regarding the ownership, validity or enforceability of any of the Dell Patents or VMware Patents, as applicable, anywhere in the world, or directs or assists any other Person to do same (any such challenge, direction or assistance, a “Patent Challenge”), the Patents that are the subject of the Patent Challenge will be deemed excluded from the scope of the covenants set forth in Section 1.1 or Section 1.2 and the releases in Section 1.4, as applicable (such exclusion, a “Challenge Exclusion”), unless such Patent Challenge (a) is successfully withdrawn or terminated within thirty (30) days after notice from the other Party or (b) is brought in response to an allegation of patent infringement in an Action, as applicable: (i) brought by any Dell Party against any of the VMware Parties, the VMware Customers or the VMware Distributors, in each case solely to the extent such allegation relates to a product or service of any VMware Party; or (ii) brought by any VMware Party against any of the Dell Parties, the Dell Customers or the Dell Distributors, in each case solely to the extent such allegation relates to a product or service of any Dell Party. Any testimony, documents, or other materials required to be provided by a Party or its current or future Controlled Affiliates (or its or their Customers or Distributors) pursuant to a subpoena, court order or otherwise in any Action shall not cause a Challenge Exclusion if (x) such activities are in furtherance of a claim unrelated to a Patent Challenge or (y) such requirement is not the result of prior activities of such Party or its current or future Controlled Affiliates that constitute a Patent Challenge.

Section 2.4 Injunctive Relief. The Parties agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, which would make difficult the assessment of the monetary damage that a Party would sustain by the other Party’s breach of this Agreement. The Parties further agree that the non-breaching Party would suffer irreparable harm due to delay if, as a condition to obtaining an injunction, restraining order or other equitable remedy with respect to such breach, the non-breaching Party were required to participate in mediation or arbitration proceedings with the other Party or demonstrate that such non-breaching Party would suffer irreparable harm. It is accordingly agreed that the obligations of the Parties under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in accordance therewith, and the non-breaching Party shall be entitled to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without proof of actual damages or otherwise (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy) and agrees not to assert, and hereby waives, any defense to the effect that a remedy of injunctive relief or specific performance is unenforceable, invalid or contrary to law or that a remedy of monetary damages would provide an adequate remedy, this being in addition to any other remedy to which they are entitled at law or in equity, and each Party’s sole remedy for breach of this Agreement is enforcement of its rights under this Agreement.

Section 2.5 Survival. Sections 1.4, 2.4, this Section 2.5 and Articles III, IV (other than Section 4.1) and Article V shall survive any expiration or termination of this Agreement.

ARTICLE III

WARRANTY/DISCLAIMER

Section 3.1 Mutual Representations and Warranties. Each Party represents and warrants to the other Party that, as of the Effective Date neither it nor its Controlled Affiliates have, between the effective date of the SDA and the Effective Date: (a) accelerated the timing to make any product or service commercially available with the sole or primary purpose of including such product or service within the covenants set forth in Section 1.1 or Section 1.2, (b) delayed the prosecution, allowance or issuance of a pending patent application with the sole or primary purpose of excluding the prospective corresponding patent from the definition of Dell Patents or VMware Patents, as applicable, or (c) assigned or transferred any patents (or granted any exclusive license in any patents) to entities that are not Dell Parties or VMware Parties, respectively, with the sole or primary purpose of excluding the patents from the definition of Dell Patents or VMware Patents, as applicable. In the event a Party has violated the foregoing representation and warranty set forth in this Section, the affected products or services shall be excluded from the above covenants and/or the affected patents shall be included in the definition of Dell Patents or VMware Patents, as applicable. The representations and warranties of the Parties set forth in Article IV and Article V of the SDA shall apply to this Agreement, mutatis mutandis.

Section 3.2 Warranty Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 3.1, EACH PARTY ACKNOWLEDGES AND AGREES THAT THE COVENANTS GRANTED HEREUNDER ARE GRANTED ON AN “AS IS, WHERE IS” BASIS AND THAT NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE PATENTS COVERED BY SUCH COVENANTS, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OWNERSHIP, TITLE, ABSENCE OF LIENS, ENFORCEABILITY OR NON-INFRINGEMENT.

Section 3.3 Indemnity. The indemnification rights and obligations of the Parties and the limitation of liability set forth in Section 9.1(c), Section 9.2(c) and Section 9.10 of the SDA shall apply to this Agreement, mutatis mutandis.

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.1 Assignment.

(a) Neither this Agreement nor any obligation or right hereunder may be assigned, delegated or transferred by either Party, by operation of law or otherwise, without the prior written consent of the other Party in its sole discretion, except for an assignment to a successor entity or affiliate resulting from such Party’s internal corporate reorganization; provided that such Party or its applicable assignee or successor retains Control of all of the Controlled Affiliates that such Party controlled immediately prior to the consummation of such transaction. In the event of a permitted assignment, delegation or transfer of this Agreement, this Agreement shall inure to the benefit of and be binding upon the Parties. Any purported assignment, delegation or transfer of this Agreement in violation of this Section 4.1(a) shall be null and void ab initio.

(b) Subject to Section 4.1(c), either Party or its current or future Controlled Affiliates (as applicable, the “Assigning Party”) may assign, transfer or grant an Exclusive License under any of such Party’s or its Controlled Affiliates’ Patents (or any rights thereunder) to any other Person (including any Third Party) without the consent of the other Party. Subject to Section 4.1(c), each Party, on behalf of itself and its current and future Controlled Affiliates, hereby irrevocably agrees that, if any of the Dell Patents or VMware Patents, as applicable (or any rights thereunder), are assigned or transferred, or licensed pursuant to an Exclusive License, to any Third Party, such assignment, transfer or Exclusive License will not include the right to seek damages from the other Party or its Controlled Affiliates (or its or their respective Customers or Distributors) for past infringement of any applicable Patents, solely to the extent such infringement was covered by the covenants set forth in Section 1.1 or Section 1.2, as applicable (collectively, the “Released Damages”); provided that, if an express exclusion of the right to seek or collect damages for past infringement of patents is required by Law in any applicable jurisdiction in order to preclude the applicable Third Party from seeking to collect, or collecting, any and all such Released Damages, then the applicable Assigning Party shall ensure that such assignment, transfer or Exclusive License expressly excludes the right of such Third Party to seek or collect any and all Released Damages, and provided further that the Parties hereby agree that any such assignment, transfer or Exclusive License shall be automatically subject to the releases set forth in Section 1.4, whether or not such assignment, transfer or Exclusive License expressly excludes the right of the applicable Third Party to seek or collect Released Damages.

(c) Neither Dell nor any of its current or future Controlled Affiliates may, while SecureWorks is under Dell’s Control, sell, assign or transfer, or grant any Exclusive License with respect to, any of the Dell Patents (or any rights thereunder), to SecureWorks or any of its subsidiaries (any such transaction, a “SecureWorks Transfer”), except solely to the extent that such SecureWorks Transfer is made expressly in writing subject to the Dell Parties’ covenants set forth in Section 1.1 and the Dell Parties’ releases set forth in Section 1.4, and the Parties hereby agree that any such SecureWorks Transfer shall be subject to the Dell Parties’ covenants set forth in Section 1.1 and the Dell Parties’ releases set forth in Section 1.4 without the need for any further writing by the Parties or SecureWorks.

(d) During the Term, in the event that any of the Dell Parties or VMware Parties acquires new patents, businesses, products or services after the Effective Date, the rights and obligations of the acquiring Person under this Agreement shall not be extended to any such newly acquired patents, businesses, products or services. In the event that any of the Dell Parties or VMware Parties acquires any Third Party after the Effective Date: (i) such Third Party’s patents shall not be covered by the covenants set forth in Section 1.1 or Section 1.2, as applicable; (ii) such Third Party (as a future Controlled Affiliate of the acquiring Person) will be bound by the covenants set forth in Section 1.1 and Section 1.2, as applicable, solely with respect to Dell Patents or VMware Patents, as applicable; and (iii) such Third Party (as a future Controlled Affiliate of the acquiring Person) will receive the benefits of the covenants set forth in Section 1.1 or Section 1.2, as applicable, with respect to Captured Products, but not with respect to such Third Party’s products or services.

(e) In the event of a Change in Control of a Party, the other Party shall have the right to terminate this Agreement in its entirety upon notice to the Party undergoing such Change in Control.

(f) In the case of any assignment, transfer, or grant of Exclusive License with respect to a Party’s or its Controlled Affiliates’ Patents (or any rights thereunder), including any SecureWorks Transfer, any failure (i) by an applicable Assigning Party to expressly exclude from the applicable assignment, transfer, or grant of Exclusive License the right to seek or collect past damages in accordance with the terms and conditions of Section 4.1(b), or (ii) by any Dell Party to make any SecureWorks Transfer subject to the Dell Parties’ covenants set forth in Section 1.1 and the Dell Parties’ releases set forth in Section 1.4, in each case, will not render the applicable assignment, transfer, grant of Exclusive License, or SecureWorks Transfer null and void, but will constitute a breach by the applicable failing Party of its undertaking or obligation under this Agreement, for which the other Party may seek indemnification for any and all related Losses in accordance with the terms and conditions of Section 3.3. Without limiting the obligations of the Dell Parties set forth in Section 4.1(c), the Parties intend and agree that the covenants in Section 1.1 and Section 1.2 are not liens on or licenses to the Dell Patents or VMware Patents, and this Agreement is not intended to automatically “run with” any of the Dell Patents or VMware Patents if they are sold, transferred or Exclusively Licensed to any Person other than a current or future Controlled Affiliate.

Section 4.2 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party. Copies of executed counterparts transmitted by electronic signature (including by means of e-mail in .pdf format) shall be considered original executed counterparts for purposes of this Section 4.2.

Section 4.3 Disputes. The provisions of Section 11.3 of the SDA (but not any other provisions of Article XI of the SDA) shall apply to this Agreement, mutatis mutandis, including with respect to any dispute as to whether the filing of an Action by a Party or any of its Controlled Affiliates would violate any of the covenants set forth in Section 1.1 or Section 1.2 or the releases set forth in Section 1.4; provided that, upon the initiation of any such Action, the provisions of Section 2.4 and Section 4.4 of this Agreement shall govern, and the Parties shall no longer be required to comply with the procedures set forth in Section 11.3 of the SDA.

Section 4.4 Governing Law; Jurisdiction. This Agreement will be governed by and construed and interpreted in accordance with the internal laws of the State of Delaware, irrespective of the choice of laws principles of the State of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance, and remedies. Each Party agrees that, subject to the following sentence, it shall bring any Action between the Parties or involving any member of the Dell Parties or the VMware Parties arising out of or related to this Agreement exclusively in the Delaware state or federal courts of competent jurisdiction (the “Chosen Courts”), and with respect to any such Action (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) waives any objection to laying venue in any such claim in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party, and (d) agrees that service of process or summons upon such Party in any such action, claim, or proceeding will be effective if notice is given in accordance with Section 4.6. This Section 4.4 shall not prohibit a Party from responding in the same court to any Action brought by a Party or its current or future Controlled Affiliates in breach of this Agreement.

Section 4.5 Waiver of Jury Trial. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, EXECUTION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 4.6 Notices. All notices or other communications under this Agreement will be in writing and deemed to be duly given (a) when delivered personally by hand (with written confirmation of receipt), (b) when sent by e-mail (with written confirmation of receipt), or (c) one day following the day sent by a nationally recognized overnight courier (with written confirmation of receipt), to the following addresses:

if to Dell:

Dell Inc.

One Dell Way, RR1-33

Round Rock, TX 78682 Attention General Counsel

E-Mail: [REDACTED]

With a copy to:

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Attn: Atif Azher and Lori Lesser

Email: aazher@stblaw.com and llesser@stblaw.com

if to VMware:

VMware, Inc.

3401 Hillview Avenue

Palo Alto, CA 94304 Attention: General Counsel

E-Mail: [REDACTED]

With a copy to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166

Attn:    Barbara L. Becker

Saee Muzumdar

Andrew Kaplan

Email: bbecker@gibsondunn.com

smuzumdar@gibsondunn.com

akaplan@gibsondunn.com

Section 4.7 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

Section 4.8 Amendment; Waiver. This Agreement may be amended, supplemented, or otherwise modified only by a written instrument executed by both Parties. No waiver by either Party of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by the Party so waiving. Waiver by any Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of any Party. No action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, or a failure or delay by any Party in exercising any right, power or privilege hereunder, will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 4.9 Entire Agreement. This Agreement comprises the entire agreement between the Parties with respect to the subject matter hereof and supersedes all previous agreements, oral or written, negotiations, discussions, writings, understandings, commitments, and conversations with respect to such subject matter.

Section 4.10 Interpretation. In this Agreement, unless an express contrary intention appears: (a) the singular number includes the plural number and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (c) reference to any gender includes every other gender; (d) reference to any agreement, document or instrument means such agreement, document or instrument as amended, modified, supplemented or restated, and in effect from time to time in accordance with the terms thereof subject to compliance with the requirements set forth herein; (e) reference to any Law means such Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Law means that provision of such Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (f) “herein,” “hereby,” “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement and not to any particular article, section or other provision hereof or thereof; (g) “including” (and with correlative meaning “include”) means including, without limiting the generality of, any description preceding such term; (h) the headings are for convenience of reference only and shall not affect the construction or interpretation hereof or thereof; (i) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to and including;” (j) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; (k) the use of “current and future” with respect to “Controlled Affiliates” means, with respect to a Party, those Controlled Affiliates of such Party as of the Effective Date, as well as any Person that becomes a Controlled Affiliate of a Party during the Term; (l) the use of “current” in this Agreement means current as of the Effective Date; and (m) any consent required herein from a Party may be given or withheld in such Party’s sole discretion, unless otherwise indicated.

Section 4.11 Third Party Beneficiaries. The terms and conditions of Section 12.7 of the SDA shall apply to this Agreement, mutatis mutandis.

ARTICLE V

DEFINITIONS

Section 5.1 “Action” means any claim, action (judicial, administrative or otherwise), suit, countersuit, arbitration, inquiry, proceeding or investigation by any Person or any Governmental Authority or before any Governmental Authority (including the International Trade Commission or US Patent and Trademark Office or foreign equivalent) or any arbitration or mediation tribunal.

Section 5.2 “Agreement” has the meaning set forth in the Preamble.

Section 5.3 “Assigning Party” has the meaning set forth in Section 4.1(b).

Section 5.4 “Business Day” means any day on which commercial banks are generally open for business in New York, New York, other than a Saturday, a Sunday or a day observed as a holiday under the Laws of the State of New York or under the federal Laws of the United States of America.

Section 5.5 “Captured Products” means, when used in reference to a Party, all Existing Products and Future Version Products (but excluding New Products) of such Party and its current Controlled Affiliates.

Section 5.6 “Challenge Exclusion” has the meaning set forth in Section 2.3.

Section 5.7 “Change in Control” means, with respect to a Party, (a) the consummation by such Party of a consolidation, merger, amalgamation, share exchange, equity contribution, reorganization or other business combination or transaction (in one or a series of related transactions) involving such Party in which, immediately following such transaction, either (i) less than 50 percent of the directors of such Party were directors of such Party immediately prior to the consummation of such transaction or (ii) the holders (excluding the acquiror and persons acting with the acquiror) in such transaction) of the voting securities of such Party outstanding immediately prior to such transaction cease to hold at least 50% of the combined voting power of the securities of such Party or the surviving Person or any parent thereof outstanding immediately after such merger of consolidation); (b) the acquisition by a Person, or group of Persons acting in concert, of Control of such Party (including by means of merger, consolidation, business combination, share exchange or other reorganization in one or a series of related); provided that the entry into, or consummation of, a bona fide internal restructuring or reorganization of any kind by such Party shall not be deemed to be the acquisition of Control of such Party for purposes of this clause (b); or (c) the direct or indirect sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of such Party and its subsidiaries’ assets (determined on a consolidated basis) (including by means of merger, consolidation, other business combination, exclusive license of all rights, share exchange or other reorganization); provided that, in each case, any transaction solely between and among such Party and one or more of its wholly-owned subsidiaries shall not be considered a Change in Control hereunder, so long as such Party or its applicable wholly-owned subsidiary retains Control of all of the Controlled Affiliates that such Party controlled immediately prior to the consummation of such transaction.

Section 5.8 “Chosen Courts” has the meaning set forth in Section 4.4.

Section 5.9 “Commercial Framework Agreement” has the meaning set forth in the Recitals.

Section 5.10 “Control” means, with respect to a Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of a majority of the voting securities of such Person or the right to nominate or appoint a majority of the directors of such Person; provided that the existence of any approval or consent rights shall not be taken into account for purposes of determining the existence of Control.

Section 5.11 “Controlled Affiliate” means, when used in reference to a Party, an entity that, directly or indirectly, through one or more intermediaries, is Controlled (or controlled by contract) by such Party; provided that SecureWorks shall not be deemed a Controlled Affiliate of Dell for purposes of this Agreement.

Section 5.12 “Customer” means, as context demands, a VMware Customer or a Dell Customer.

Section 5.13 “Dell” has the meaning set forth in the Preamble.

Section 5.14 “Dell Customers” has the meaning set forth in Section 1.2.

Section 5.15 “Dell Distributors” has the meaning set forth in Section 1.2.

Section 5.16 “Dell Parties” has the meaning set forth in Section 1.1.

Section 5.17 “Dell Patents” means all issued, abandoned or expired patents throughout the world that exist and are owned on the Effective Date by Dell or any of its current Controlled Affiliates; provided that any of the foregoing owned by SecureWorks shall not be included in Dell Patents.

Section 5.18 “Distributor” means, as context demands, a VMware Distributor or a Dell Distributor.

Section 5.19 “Effective Date” has the meaning set forth in the Preamble.

Section 5.20 “Exclusive License” means a license under any of the Dell Patents or the VMware Patents, as applicable, pursuant to which a Dell Party or a VMware Party, as applicable, grants to the applicable licensee all rights under the applicable Dell Patents or VMware Patents, which grant is tantamount to an assignment of such Dell Patents or VMware Patents to the licensee, and which confers standing to sue to enforce such Dell Patents or VMware patents solely on the applicable licensee.

Section 5.21 “Existing Products” means, when used in reference to a Party, the versions of the Party’s (and its current Controlled Affiliates’) products and services, whether or not customized for a particular environment or platform, that bear brands of the Party or its current Controlled Affiliates and that are or have been commercially available (as opposed to a beta or other version used primarily for testing and user feedback purposes prior to commercial availability) to Customers and/or Distributors on or prior to the Effective Date. A Party’s (or its current Controlled Affiliates’) branded product or service remains an Existing Product even if it is subsequently or jointly branded by a Distributor or Customer.

Section 5.22 “Future Version Product” means, when used in reference to a Party, all future versions of an Existing Product that bear brands of the Party or its current Controlled Affiliates and maintain substantially the same core functionality and substantially the same componentry of such Existing Product. Any future version of vSAN that is re-architected to run on non-VMware platforms, including, hypervisors, operating systems or container platforms, shall be considered to be a New Product; and integrating or bundling two or more Existing Products shall not, in and of itself, cause the integrated or bundled version to be excluded as a Future Version Product.

Section 5.23 “Governmental Authority” means any government, court of competent jurisdiction, regulatory or administrative agency, commission or other governmental authority or instrumentality, whether Federal, state, local, domestic, foreign or multinational.

Section 5.24 “Laws” means all U.S. and non-U.S. laws, statutes, ordinances, rules, regulations, declarations, decrees, directives, legislative enactments, executive orders, circulars and court (or other governmental, administrative or regulatory) orders.

Section 5.25 “Losses” means any and all liabilities, losses, obligations, damages, payments, costs, expenses and fees (including settlements, judgments, fines, penalties, and reasonable attorneys’ fees, court costs and other litigation expenses).

Section 5.26 “New Product” means any product or service, regardless of product or service name or brand, that is not an Existing Product or a Future Version Product.

Section 5.27 “Party” and “Parties” have the meanings set forth in the Preamble.

Section 5.28 “Patent Challenge” has the meaning set forth in Section 2.3.

Section 5.29 “Patents” means, as context demands, the Dell Patents or the VMware Patents.

Section 5.30 “Person” means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, or any other legal entity.

Section 5.31 “Released Damages” has the meaning set forth in Section 4.1(b).

Section 5.32 “SecureWorks” means SecureWorks, Inc.

Section 5.33 “SecureWorks Transfer” has the meaning set forth in Section 4.1(c).

Section 5.34 “Term” has the meaning set forth in Section 2.1.

Section 5.35 “Third Party” means a Person other than the Dell Parties or the VMware Parties.

Section 5.36 “Third Party Components” has the meaning set forth in Section 1.3(b).

Section 5.37 “VMware” has the meaning set forth in the Preamble.

Section 5.38 “VMware Customers” has the meaning set forth in Section 1.1.

Section 5.39 “VMware Distributors” has the meaning set forth in Section 1.1.

Section 5.40 “VMware Parties” has the meaning set forth in Section 1.1.

Section 5.41 “VMware Patents” means all issued, abandoned or expired patents throughout the world that exist and are owned on the Effective Date by VMware or any of its current Controlled Affiliates.

Section 5.42 “SDA” has the meaning set forth in the Recitals.

Section 5.43 “Separation” has the meaning set forth in the Recitals.

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WHEREFORE, the Parties have signed this Agreement by their duly authorized representatives as of the Effective Date.

DELL TECHNOLOGIES INC.		VMWARE, INC.

By:	/s/ Robert Potts	By:	/s/ Craig Norris
Name:	Robert Potts	Name:	Craig Norris
Title:	Senior Vice President and Assistant Secretary	Title:	Vice President and Assistant Secretary

Signature page to Covenant Not to Sue and Release